                                                                   EXHIBIT 11(B)

                           THE HILLHAVEN CORPORATION
          SUPPLEMENTAL STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  YEAR ENDED MAY 31,
                                                                              ---------------------------
                                                                               1995      1994      1993
                                                                              -------   -------   -------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period (1) (2)...........................   33,435    27,241    27,145
Shares issued upon exercise of stock options................................       25        49        27
Restricted share awards, net................................................       97        (4)       29
Shares issued upon conversion of debentures.................................       45        29        --
Dilutive effect of outstanding stock options and contingent shares..........      223       209       191
Dilutive effect of warrants held by Tenet...................................       --     3,428     2,002
                                                                              -------   -------   -------
Weighted average number of shares and share equivalents outstanding (3).....   33,825    30,952    29,394
                                                                              =======   =======   =======
Income before extraordinary charge and cumulative effect of accounting
  change....................................................................  $55,096   $64,499   $46,052
Adjustments related to proceeds from exercise of options and warrants under
  the "modified treasury stock" method......................................       --        --       591
Accretion of discount on redeemable preferred stock.........................     (150)     (178)      (47)
Preferred stock dividends...................................................   (6,850)   (7,655)   (2,888)
                                                                              -------   -------   -------
Adjusted income.............................................................   48,096    56,666    43,708
Extraordinary charge, net of income taxes...................................     (570)   (1,062)   (2,217)
Cumulative effect of change in accounting for income taxes..................       --        --    (1,103)
                                                                              -------   -------   -------
Net income as adjusted......................................................  $47,526   $55,604   $40,388
                                                                              =======   =======   =======
Primary earnings per share:
  Income before extraordinary charge and cumulative
     effect of accounting change............................................  $  1.43   $  1.83   $  1.49
  Extraordinary charge......................................................     (.02)     (.03)     (.08)
  Cumulative effect of change in accounting for income taxes................       --        --      (.04)
                                                                              -------   -------   -------
  Income per share..........................................................  $  1.41   $  1.80   $  1.37
                                                                              =======   =======   =======
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation...............   33,825    30,952    29,394
Additional dilutive effect of stock options and warrants....................       38       116        38
Assumed conversion of convertible debentures................................    7,978     8,258     6,470
                                                                              -------   -------   -------
Fully diluted weighted average number of shares (3).........................   41,841    39,326    35,902
                                                                              =======   =======   =======
Income before extraordinary charge and cumulative effect of accounting
  change, adjusted per primary calculation..................................  $48,096   $56,666   $43,708
Adjustments for interest expense and related income taxes...................    7,204     6,816     7,056
                                                                              -------   -------   -------
Adjusted income used in fully diluted calculation...........................   55,300    63,482    50,764
Extraordinary charge, net of income taxes...................................     (570)   (1,062)   (2,217)
Cumulative effect of change in accounting for income taxes..................       --        --    (1,103)
                                                                              -------   -------   -------
Adjusted income used in fully diluted calculation...........................  $54,730   $62,420   $47,444
                                                                              =======   =======   =======
Fully diluted earnings per share:
  Income before extraordinary charge and cumulative effect of accounting
     change.................................................................  $  1.32   $  1.62   $  1.41
  Extraordinary charge......................................................     (.01)     (.03)     (.06)
  Cumulative effect of change in accounting for income taxes................       --        --      (.03)
                                                                              -------   -------   -------
Income per share (4)........................................................  $  1.31   $  1.59   $  1.32
                                                                              =======   =======   =======

---------------

(1) On June 30, 1995, Hillhaven acquired Nationwide Care, Inc. and its affiliated corporations and partnerships in a business combination accounted for as a pooling of interests. The Company issued 5,000,000 common shares in connection with the share exchange. All earnings per share information has been restated to reflect this acquisition.

(2) Share amounts have been adjusted for the effect of a one-for-five reverse stock split effective November 1, 1993.

(3) All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(4) This calculation is submitted for 1993 in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 37 of APB Opinion No.
    15.

                                       77